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                                  EXHIBIT 11


ENVIRONMENTAL POWER CORPORATION
COMPUTATION OF EARNINGS PER SHARE
JUNE 30, 1998

                                                                  LOSS                    SHARES                PER SHARE
                                                               (NUMERATOR)             (DENOMINATOR)             AMOUNTS
                                                           ------------------      --------------------      ---------------
THREE MONTHS ENDED JUNE 30, 1998:
---------------------------------
Loss available to shareholders                                   $  (963,721)               11,406,783                $(.08)
Effect of dividends to preferred stockholders                         (1,250)
                                                           ------------------      --------------------      ---------------
Basic EPS - loss available to common shareholders                   (964,971)               11,406,783                 (.08)
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                 28,360
                                                           ------------------      --------------------      ---------------
Diluted EPS - loss available to common shareholders              $  (964,971)               11,435,143                $(.08)
                                                           ==================      ====================      ===============

THREE MONTHS ENDED JUNE 30, 1997:
---------------------------------
Loss available to shareholders                                   $(1,701,236)               11,076,783                $(.15)
Effect of dividends to preferred stockholders                        (26,428)
                                                           ------------------      --------------------      ---------------
Basic EPS - loss available to common shareholders                 (1,727,664)               11,076,783                 (.16)
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                110,836
                                                           ------------------      --------------------      ---------------
Diluted EPS - loss available to common shareholders              $(1,727,664)               11,187,619                $(.15)
                                                           ==================      ====================      ===============


                                                                  LOSS                    SHARES                PER SHARE
                                                               (NUMERATOR)             (DENOMINATOR)             AMOUNTS
                                                           ------------------      --------------------      ---------------
SIX MONTHS ENDED JUNE 30, 1998:
-------------------------------
Loss available to shareholders                                   $  (383,128)               11,406,783                $(.03)
Effect of dividends to preferred stockholders                         (2,500)
                                                           ------------------      --------------------      ---------------
Basic EPS - loss available to common shareholders                   (385,628)               11,406,783                 (.03)
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                 22,594
                                                          ------------------      --------------------      ---------------
Diluted EPS - loss available to common shareholders              $  (385,628)               11,429,377                $(.03)
                                                          ==================      ====================      ===============

SIX MONTHS ENDED JUNE 30, 1997:
-------------------------------
Loss available to shareholders                                   $(1,389,806)               11,076,783                $(.13)
Effect of dividends to preferred stockholders                        (27,678)
                                                          ------------------      --------------------      ---------------
Basic EPS - loss available to common shareholders                 (1,417,484)               11,076,783                 (.13)
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                127,522
                                                          ------------------      --------------------      ---------------
Diluted EPS - loss available to common shareholders              $(1,417,484)               11,204,305                $(.13)
                                                          ==================      ====================      ===============